Exhibit 99.(h)(7)(ii)

Schedule B

Dated October 30, 2014
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone Capital Growth Fund	A	1.25%	October 30, 2015
	C	2.00%	October 30, 2015
	Y	1.00%	October 30, 2015
	Institutional	0.90%	October 30, 2015

Touchstone International Small Cap Fund	A	1.55%	October 30, 2015
	C	2.30%	October 30, 2015
	Y	1.30%	October 30, 2015
	Institutional	1.18%	October 30, 2015

Touchstone Large Cap Fund	A	1.12%	October 30, 2015
	C	1.87%	October 30, 2015
	Y	0.87%	October 30, 2015
	Institutional	0.77%	October 30, 2015

Touchstone Small Cap Value Opportunities Fund	A	1.43%	October 30, 2015
	C	2.18%	October 30, 2015
	Y	1.18%	October 30, 2015
	Institutional	1.10%	October 30, 2015

Touchstone Value Fund	A	1.08%	October 30, 2015
	C	1.83%	October 30, 2015
	Y	0.83%	October 30, 2015
	Institutional	0.68%	October 30, 2015

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST
By:	/s/ Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft
By:	/s/ Tim Paulin

By: